ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 19, 2002 accompanying the financial statements of Vapor Fuel Technologies, Inc. which is included in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.

                                                 Sincerely,


                                                 /s/ Robison, Hill & Co.
                                                 Certified Public Accountants
Salt Lake City, Utah
March 27, 2003